EXHIBIT 15





   |Coopers              |certified public accountants
   |&Lybrand







   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549


   We are aware that our report dated April 27, 1994, on our review of interim condensed consolidated financial information of Minnesota
   Mining and Manufacturing Company and subsidiaries for the three-month period ended March 31, 1994, and included in the Form 10-Q for the period then ended, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos.
2-78422,
   33-14791, 33-48690 and 33-49842), and Form S-3 (Registration
No. 33-48089).
Pursuant to Rule 436(c), under the Securities Act
   of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections
   7 and 11 of that Act.

                                         /s/ COOPERS & LYBRAND
                                             COOPERS & LYBRAND

   St. Paul, Minnesota
   May 6, 1994